Table of Contents

EXHIBIT 15.1

CONTROLS AND PROCEDURES

a) Disclosure Controls and Procedures.

We maintain disclosure controls and procedures (as defined in the U.S. Securities Exchange Act of 1934 under Rule 13a-15(e)) that are designed to ensure that information required to be disclosed by us in the reports that we file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms, and accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer and Investor Relations Officer, to allow timely decisions regarding required disclosures. Our management, under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer and Investor Relations Officer, has evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2007, the end of the period covered by this annual report. Based on this evaluation, our management, including our Chief Executive Officer and our Chief Financial Officer and Investor Relations Officer, has concluded that as of December 31, 2007, our disclosure controls and procedures were effective at the reasonable assurance level.

b) Management’s Report on Internal Control over Financial Reporting

The management of Companhia de Saneamento Básico do Estado de São Paulo - SABESP (the “Company”) is responsible for establishing and maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting as defined in Rules 13a-15(f) under the U.S.Securities Exchange Act of 1934.

The Company’s internal control over financial reporting is a process designed by, or under the supervision of, the Company’s Chief Executive Officer and Chief Financial Officer and Investor Relations Officer and effected by the Company’s board of directors, Audit Committee, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect material misstatements on a timely basis. Therefore even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission - COSO. Based on that assessment, management has concluded that as of December 31, 2007, the Company’s internal control over financial reporting is effective.

The Company's independent registered public accounting firm, Deloitte Touche Tohmatsu Auditores Independentes, have audited the Company’s internal control over financial reporting, and the report of the auditors is included in Part II, Item 15 (c).

/s/GESNER JOSÉ DE OLIVEIRA FILHO
Gesner José de Oliveira Filho
Chief Executive Officer
July 10, 2008

/s/RUI DE BRITTO ÁLVARES AFFONSO
Rui de Britto Álvares Affonso
Chief Financial Officer and Investor Relations Officer
July 10, 2008

c) Attestation Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Companhia de Saneamento Básico do Estado de São Paulo - SABESP

We have audited the internal control over financial reporting of Companhia de Saneamento Básico do Estado de São Paulo - SABESP (the “Company”) as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the financial statements as of and for the year ended December 31, 2007 of the Company and our report dated July 10, 2008 expressed an unqualified opinion on those financial statements, containing explanatory paragraphs concerning (1) the Company’s negotiations with the São Paulo State Government regarding the reimbursement of the amounts for supplementary retirement and pension paid by the Company; (2) the Company’s agreement with the São Paulo Municipal Government, seeking stability in the provision of services in the municipality of São Paulo and establishment of sanitation and environmental actions supplementary to the actions taken by the Municipality; (3) how the Company´s application of accounting practices adopted in Brazil vary in certain respects from accounting principles generally accepted in the United States of America; and (4) the presentation of the statements of cash flows.

/s/ Deloitte Touche Tohmatsu
Auditores Independentes

July 10, 2008
São Paulo, Brazil.

d) Changes in internal control over financial reporting

There have been improvements in our internal control over financial reporting as of December 31, 2007. Our management adjusted the current controls and implemented other controls that reinforced our internal control structure and guaranteed a substantial improvement in the effectiveness of the financial statements such as the updating of the Procedure for the Segregation of Duties.

Management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer and Investor Relations Officer, has been actively engaged in the implementation of remediation efforts to address the material weaknesses that was in existence as of December 31, 2006 and previously disclosed in our 2006 Annual Report on Form 20-F.

The following describes the major controls that have been implemented to remediate the material weaknesses that existed as of December 31, 2006:

1. implemented more stringent policies and procedures for our processes over accounting reconciliation;

2. performed an extensive study and a reconciliation of the balance of the Unidentified Collections (Unapplied Cash Receipts) account, included as part of Customer Accounts Receivable;

3. introduced a review by an independent department to ensure the timely and accurate transfer of amounts from the construction-in-progress account to the corresponding accounts for property, plant and equipment;

4. automated certain controls that were performed manually;

5. performed a month-end review and closing processes as well as provided additional oversight and supervision within the accounting department;

6. promoted programs that provide ongoing training and professional education as well as development plans for the accounting department and to improve internal communications procedures throughout the Company.

All of this work was conducted by a group designed specifically to address the internal control issues related to the reconciliation of the balance of the Unidentified Collections account and the timely and accurate transfer of amounts from the construction-in-progress account to the corresponding accounts for property, plant and equipment.

As of December 31, 2007, the group specifically designated to address the internal control issues completed the above remediation efforts. As a result of this work, we have concluded that the previous material weaknesses as disclosed in our 2006 Annual Report on Form 20-F have been remediated as of December 31, 2007.

/s/ José de Oliveira Filho	/s/ Rui de Britto Álvares Affonso

Gesner José de Oliveira Filho	Rui de Britto Álvares Affonso
Chief Executive Officer	Chief Financial Officer and Investor Relations Officer
July 10, 2008	July 10, 2008